PEOPLES BANCORP INC. - P.O. BOX 738 - MARIETTA, OHIO - 45750 www.peoplesbancorp.com

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Mark F. Bradley
April 16, 2006		President and CEO
(740) 373-3155

PEOPLES BANCORP INC. HOLDS
ANNUAL MEETING OF SHAREHOLDERS

MARIETTA, Ohio - The Annual Meeting of the Shareholders of Peoples Bancorp Inc. (“Peoples”) (Nasdaq: PEBO) was held April 12, 2007, in Marietta, Ohio.

The meeting was well attended and at the meeting, shareholders re-elected Board members David L. Mead, Robert W. Price, Paul T. Theisen, and Thomas J. Wolf to serve as directors of Peoples for three-year terms expiring in 2010.

President and Chief Executive Officer Mark F. Bradley reviewed Peoples’ 2006 results of operations and financial performance. Bradley commented during the meeting, “Despite a difficult interest rate environment and other economic challenges, we are pleased to have delivered earnings and dividend growth in 2006 for our shareholders.”

Peoples will release first quarter 2007 earnings before the market opens on April 26, 2007, and conduct a facilitated conference call to discuss first quarter results of operations at 11:00 a.m. Eastern Daylight Time on the same date. Analysts, media and individual investors are invited to participate in the conference call by calling 877-407-8035. A simultaneous webcast of the conference call audio can be accessed via the Investor Relations section on Peoples’ website, www.peoplesbancorp.com, where a replay will also be available.

Peoples Bancorp Inc., a diversified financial products and services company with $1.9 billion in assets, makes available a complete line of banking, investment, insurance, and trust solutions through 48 locations and 37 ATMs in Ohio, West Virginia and Kentucky. Peoples’ financial service units include Peoples Bank, National Association; Peoples Financial Advisors (a division of Peoples Bank) and Peoples Insurance Agency, Inc. Peoples’ common shares are traded on the NASDAQ Global Select Market under the symbol “PEBO”, and Peoples is a member of the Russell 3000 index of US publicly traded companies. Learn more about Peoples at www.peoplesbancorp.com.

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